THE GABELLI EQUITY TRUST INC.
                           EXHIBIT TO ITEM 77C

     The Annual Meeting of Shareholders of The Gabelli Equity Trust Inc. (the "Equity Trust") was held on May 19, 2008 with relating adjournments on June 9, 2008 and June 30, 2008, and July 15, 2008. The following proposals were submitted for a vote of the shareholders:

1. To elect two directors of the Equity Trust by the common shares and preferred shares voting as a single class.

     With respect to the proposal relating to the election of two directors of the Equity Trust by the common shares and preferred shares voting together as a single class, the following votes were recorded:

Frank J. Fahrenkopf, Jr.

FOR
Common              118,352,789
Series C Preferred        5,104
Series D Preferred    2,090,487
Series E Preferred        1,809
Series F Preferred    3,821,833


WITHHELD AUTHORITY
Common                3,391,775
Series C Preferred           33
Series D Preferred       74,348
Series E Preferred          103
Series F Preferred      118,080

Salvatore J. Zizza

FOR
Common              118,675,513
Series C Preferred        5,104
Series D Preferred    2,093,784
Series E Preferred        1,809
Series F Preferred    3,830,973


WITHHELD AUTHORITY
Common                3,069,051
Series C Preferred           33
Series D Preferred       71,051
Series E Preferred          103
Series F Preferred      118,940


          To elect one director of the Equity Trust by the preferred Shares voting as a separate class.

      With respect to the proposal relating to the election of one director of the Equity Trust by preferred shares voting as a separate class, the following votes were recorded:

Anthony J. Colavita

FOR
Series C Preferred        5,104
Series D Preferred    2,088,784
Series E Preferred        1,809
Series F Preferred    3,822,692

WITHHELD AUTHORITY
Series C Preferred           33
Series D Preferred       76,051
Series E Preferred          103
Series F Preferred      117,221

      The remaining Directors in office are: Thomas E. Bratter, James P. Conn, Arthur V. Ferrara, and Anthony Pustorino.


2.    To amend the fundamental investment restriction regarding borrowing

      With respect to the proposal relating to the amendment of the fundamental investment restriction on borrowing for the Equity Trust by the common shares and preferred shares voting together as a single class, and preferred shares voting as a separate class, the following votes were recorded:

Proposal 2
FOR
Common                      89,430,457
Series C Preferred                 769
Series D Preferred           1,298,370
Series E Preferred                 360
Series F Preferred           2,575,765

AGAINST
Common                       5,920,789
Series C Preferred                 109
Series D Preferred             115,323
Series E Preferred                  66
Series F Preferred             206,287


Proposal 2
ABSTAIN
Common                       3,775,017
Series C Preferred                  56
Series D Preferred             116,245
Series E Preferred                  20
Series F Preferred             202,650

NON VOTES
Common                      27,685,809
Series C Preferred               4,203
Series D Preferred             904,799
Series E Preferred               1,466
Series F Preferred           1,479,042